                                                                 EXHIBIT 10.11

                             DATED DECEMBER 30, 1999








                           SIMON PROPERTY GROUP, INC.


                                      -AND-


                                HANS. C. MAUTNER




                          FIRST AMENDMENT TO EMPLOYMENT
                       AGREEMENT DATED SEPTEMBER 23, 1998







                            Jones, Day Reavis & Pogue
                               Bucklersbury House
                             3 Queen Victoria Street
                                     London
                                    EC4N 8NA

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (this "First Amendment") is entered into this 30th day of December, 1999, by and between SIMON PROPERTY GROUP, INC., a Delaware corporation (the "Company") and successor to the business of CORPORATE PROPERTY INVESTORS, INC., a Delaware corporation ("CPII") and successor by merger to CORPORATE PROPERTY INVESTORS, a Massachusetts business trust, and HANS C. MAUTNER (the "Executive").

                                    RECITALS

         The Executive is currently employed as Vice Chairman and a member of the Board of Directors of the Company and the Executive Committee of such Board pursuant to an employment agreement ("Employment Agreement") dated September 23, 1998 between the Executive and CPII. The Employment Agreement was entered into as a consequence of the merger of CPII and Simon DeBartolo Group, Inc., a Maryland corporation ("Simon"), pursuant to the terms of an Agreement and Plan of Merger dated as of February 18, 1998 among CPII, Simon and Corporate Realty Consultants, Inc., a Delaware corporation (the "Merger"), for the purpose of retaining the Executive as an officer of the Company following the Merger.

         The Company and the Executive wish to amend the terms of the Employment Agreement to reflect certain agreements between the Executive and the Company as a consequence of the Executive undertaking certain part-time duties for Simon Global Limited ("Simon Global"), a company incorporated under the laws of England and Wales and an affiliate of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree to amend the Employment Agreement as follows:

         1. DEFINITIONS. Capitalised terms under herein and not otherwise defined shall have the meanings given to them in the Employment Agreement.

         2. POSITION AND DUTIES. During the continuance of the Employment Agreement the Executive shall not carry out any of his duties for the Company within the United Kingdom nor shall the Executive have the authority of the Company to, and the Executive shall not, enter into any legally binding obligation on behalf of the Company or any of its subsidiaries or affiliate within the United Kingdom except in the proper performance of his duties to Simon Global.

         3.       COMPENSATION AND OTHER BENEFITS.

                  3.1. BASE COMPENSATION. For purposes of the Employment Agreement, upon commencement of the Employee's employment with Simon Global, the Employee's Base Salary for purposes of the Employment Agreement shall be $362,800 per annum, provided that upon the termination of the Employee's employment with Simon Global, the Base Salary for purposes of the Employment Agreement shall be $762,000 per annum, such Base Salary to be subject to increase from time to time by the Board. The Board shall review the Executive's annual Base Salary no less frequently than annually to determine whether any such increase should be made. The Base Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, less such amounts as shall be required to be deducted or withheld therefrom by applicable law and regulations.

                  3.2. GENERAL BUSINESS EXPENSES. During the period that the Executive is employed by Simon Global, the Company shall no longer be required to provide the Executive with a car and driver as contemplated by
Section 2.5 of the Employment Agreement or to receive executive secretarial and other administrative assistance as contemplated by Section 2.8 of the Employment Agreement, provided that upon termination of the Executive's employment with Simon Global, the amendments to Section 2.5 and Section 2.8 of the Employment Agreement as described in this Section 3.2 shall immediately cease to have any force and effect and the Company's obligations to the Executive shall be as set forth in such provisions of the Employment Agreement without reference to this First Amendment.

                  3.3. FRINGE BENEFITS. The Executive and the Company acknowledge that the Company does not have an aircraft for purposes of
Section 2.8 of the Employment Agreement. Therefore all references to the Executive's entitlement to use of an aircraft in such Section 2.8 shall be deleted. Should the Company at some subsequent date acquire an aircraft for use by its executive officers generally, then the Executive shall be afforded an opportunity to use such aircraft (subject to availability) for the purpose of carrying out his duties hereunder. During the Term, the Executive shall be entitled to five (5) weeks of vacation per calendar year which shall be taken by the Executive concurrently with, but not in addition to, the vacation days to which the Executive is entitled under his employment arrangement with Simon Global.

         4. COVENANTS. NON-COMPETITION. Section 3.1 of the Employment Agreement is hereby deleted, and the following clause is hereby inserted in its place:

                  4.1. COVENANTS AGAINST COMPETITION. The Executive acknowledges that (i) the Company and its subsidiaries and affiliates are engaged in the business of shopping center and other retail project acquisition, ownership, financing, leasing, operation and development in the United States, Europe, the Far East and Latin America (the "Business"); (ii) the Company's Business is conducted by the Company and its subsidiaries and affiliates in various markets throughout the United States, Europe, the Far East and Latin America; (iii) his employment with the Company will have given him access to confidential information concerning the Company and its subsidiaries and affiliates and the Business; and (iv) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company and its subsidiaries and affiliates. Accordingly, the Executive covenants and agrees as follows:

                           (a)      NON-COMPETE. Without the prior written
consent of the Board, the Executive shall not directly (except in the Executive's capacity as an officer of the Company or any of its subsidiaries or affiliates), during the Restricted Period (as defined below) within any metropolitan area in which the Company, its parent, subsidiaries or affiliates is engaged directly or indirectly in the Business: (i) engage or participate in the Business; (ii) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person engaged in the Business; or (iii) acquire an equity interest in any such person in any capacity; provided, that the foregoing restrictions shall not apply at any time if the Executive's employment is terminated during the Term by the Executive for Good Reason (as defined below) or by the Company without Cause (as defined below); provided, further, that during the Restricted Period the Executive may own, directly or indirectly, solely as a passive investment, securities of any company traded on any national or international securities exchange, including the National Association of Securities Dealers Automated Quotation System. As used herein, the "Restricted Period" shall mean the period commencing on the date of termination of this Agreement and ending on the first anniversary of such termination date.

                           (b)      CONFIDENTIAL INFORMATION; PERSONAL
RELATIONSHIPS. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, without the prior written consent of the Board of Directors of the Company the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company's Business or the Company, its subsidiaries or affiliates including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as "Confidential Information"); provided, however, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (A) in the performance of his duties hereunder, (B) as required by applicable law, regulatory authority, recognized subpoena power or any court of competent jurisdiction, (C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term "Confidential Information" shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general (other than as a result of a breach of this provision by the Executive). Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

                           (c)      EMPLOYEE OF THE COMPANY AND ITS
AFFILIATES. During the Restricted Period, without the prior written consent of the Board of Directors of the Company, the Executive shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any subsidiary or affiliate or successor thereof, any employee of, or person employed within the two years preceding the Executive's hiring or solicitation of such person by, the Company and its subsidiaries or affiliates or successors or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated involuntarily by the Company or any subsidiary or affiliate or successor thereof (or any predecessor of the Company) shall be excluded from those persons protected by this Section 3.1(c) for the benefit of the Company.

                           (d)      BUSINESS RELATIONSHIP. During the
Restricted Period, the Executive shall not, directly or indirectly, request or advise a person that has a business relationship with the Company or any subsidiary or affiliate or successor thereof to curtail or cancel such person's business relationship with such Company.

         5. NOTICES. The contact details for purposes of Section 6.1 of the Employment Agreement shall be as follows:

                           If to the Company, to:

                           Simon Property Group, Inc.
                           115 West Washington Street
                           Indianapolis, IN  46204
                           Attn:  Chief Executive Officer

                           If to the Executive, to:

                           Hans C. Mautner
                           8 Cadogan Square
                           London SW1 England

         6. The following directorship is hereby added to Schedule I of the Employment Agreement:

                         Destination Europe, Limited

         7. The following directorship is hereby deleted from Schedule I of the Employment Agreement:
                         Bank Julius Baer & Co. Ltd. U.S. Advisory Board

         8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         9. EFFECT. Other than as explicitly set forth herein, all provisions of the Employment Agreement shall remain in full force and effect in accordance with their terms.

         10. TERMINATION. Upon the termination of the Executive's employment with Simon Global, all terms and conditions of the Employment Agreement, save and except those modifications to Section 2.8 and 3.1 described in this First Amendment, shall be deemed reinstated and binding upon the Company and the Executive.

                  IN WITNESS WHEREOF, the parties have executed this First Amendment effective for all purposes as of the date first above written.


                                        SIMON PROPERTY GROUP, INC.


                                        By:     /s/ David Simon
                                           -----------------------
                                           David Simon, Chief Executive Officer



                                               /s/ Hans C. Mautner
                                              -------------------
                                               HANS C. MAUTNER